HUTTON HOLDINGS CORPORATION ANNOUNCES THE TERMINATION OF A LETTER
OF INTENT WITH BIOVISION, INC.

Salt Lake City, Utah (December 5, 2006). Hutton Holdings Corporation (OTCBB:HTTH) announces the termination of the Letter of Intent to acquire Biovision that expired by its terms on October 31, 2006; negotiations to extend the Letter of Intent have ceased.

This Press Release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are made based on management's current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors. The Company undertakes no obligation to release publicly any revision, which may be made to reflect events or circumstances after the date hereof.

Contact:  Douglas Goff, President
          210-479-6100